                                                                  Exhibit (h)(1)


                         PROVIDENT INSTITUTIONAL FUNDS
                            ADMINISTRATION AGREEMENT
                            ------------------------


          AGREEMENT dated as of February 10, 1999 between PROVIDENT INSTITUTIONAL FUNDS, a Delaware business trust (the "Company"), BLACKROCK INSTITUTIONAL MANAGEMENT CORPORATION, a Delaware corporation ("BIMC"), and PFPC INC., a Delaware corporation ("PFPC") (BIMC and PFPC are hereinafter collectively referred to as the "Administrators").

          WHEREAS, the Company is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Company desires to separately retain the Administrators to provide certain administration services as set forth herein and to retain PFPC to provide certain accounting services as set forth herein for each class of units of beneficial interest ("shares") in each of the Company's investment portfolios (individually, a "Fund," and collectively, the "Funds") as listed on Appendix A hereto (as such Appendix may, from time to time, be supplemented (or
----------
amended)), and the Administrators are willing to furnish such administration services, and PFPC is willing to furnish such accounting services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, it is agreed between the parties hereto as follows:

          1.   Appointment of Administrators. The Company hereby appoints BIMC
               -----------------------------
to provide the administration services as specified below that have been designated to it, PFPC to provide the administration services as specified below that have been designated to it, and PFPC to provide accounting services as specified below that have been designated to it, on the terms and for the period set forth in this Agreement. Each of BIMC and PFPC accepts such respective appointments and agrees to perform the services and duties set forth in Section 5 below that have been designated to it in return for the compensation provided in Section 7 below.

In the event that the Company establishes an additional class of shares or investment portfolio other than the classes and investment portfolios listed on Appendix A with respect to which it desires to retain BIMC and PFPC to provide
----------
the respective administration services specified below and PFPC to provide the accounting services specified below, the Company shall notify BIMC and PFPC, whereupon with the consent of BIMC and PFPC such Appendix A shall be
                                                 ----------
supplemented (or amended) and such class or portfolio shall be subject to the provisions of this Agreement to the same extent as the classes and investment portfolios currently listed on Appendix A (except to the extent that said
                               ----------
provisions, including the compensation payable on behalf of such new class or investment portfolio, may be modified in writing by the Company and Administrators at the time).

          2.   Delivery of Documents.  The Company has furnished each of the
               ---------------------
Administrators with copies, properly certified or authenticated, of each of the following documents and will deliver to each of them all future amendments and supplements, if any:

          a. The Company's Declaration of Trust dated October 21, 1998, as amended (the "Charter");

          b.  The Company's Bylaws, as amended (the "Code");

          c. Resolutions of the Company's Board of Trustees authorizing the execution and delivery of this Agreement;

          d. The Company's Registration Statement and its most recent amendment to its Registration Statement under the Securities Act of 1933, as amended, and under the 1940 Act on Form N- 1A as filed with the Securities and Exchange Commission (the "Commission") relating to its Funds (the Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

          e. The Company's most recent Prospectuses and Statement of Additional Information and all amendments and supplements thereto (such Prospectuses and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectuses");

          f. The Company's shareholder service and distribution plans relating to the respective classes of shares of the Company's investment portfolios and any amended or successor plans (each a "Plan"); and

          g.  The Investment Advisory Agreement relating to the Funds.

          3.  Instructions. Each Administrator shall be entitled to rely upon
              ------------
any Oral Instruction or Written Instruction it receives from an Authorized Person (or a person reasonably believed by the Administrator to be an Authorized Person). For purposes of this Agreement: (1) "Authorized Persons" shall be any officer of the Company and any other person duly authorized by the Company to provide instructions on behalf of the Company; (2) "Oral Instructions" mean oral instructions received by the Administrator to whom the instruction is addressed from an Authorized Person or a person reasonably believed by such Administrator to be an Authorized Person; and (3) "Written Instructions" mean written instructions received by the Administrator to whom the instruction is addressed and signed by an Authorized Person or a person reasonably believed by such Administrator to be an Authorized Person. The Administrators shall be entitled to assume that any Oral Instruction or Written Instruction they receive is not in any way inconsistent with the provisions of the Company's organizational documents or this Agreement or any vote, resolution or proceeding of the Company's Board of Trustees or its shareholders.

          4.  Right to Receive Advice. If an Administrator is in doubt as to any
              -----------------------
action it should or should not take, it may request directions or advice, including Oral Instructions or Written Instructions, from the Company. If an Administrator shall be in doubt as to any question of law pertaining to any action it should or should not take, it may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Company, the Company's investment adviser or the Administrator, at the option of the Administrator). In the event of a conflict between directions, advice or Oral Instructions or Written Instructions an Administrator receives from the Company and the advice it receives from counsel, the Administrator may rely upon and follow the advice of counsel. Each Administrator shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Company or from counsel and which the Administrator believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this Section shall be construed so as to impose an obligation upon an Administrator (i) to seek such directions, advice or Oral Instructions or Written Instructions or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions.

          5.   Services and Duties. BIMC will perform the services set forth
               -------------------
below that are designated to it, and PFPC will perform the services set forth below that are designated to it. Each Administrator will be responsible only for the services it has agreed to provide herein, and not for the services provided by the other Administrator or any other services.

          a. Subject to the supervision and control of the Company's Board of Trustees, BIMC shall assist in supervising all aspects of the Funds' operations, other than (i) those investment advisory functions which are to be performed by the Company's investment adviser pursuant to the Company's Investment Advisory Agreement, as amended from time to time, (ii) those advisory and other services to be performed by any sub-adviser pursuant to the Company's Sub-Advisory Agreements, as amended from time to time, (iii) those services to be performed by the custodian pursuant to the Company's Custodian Agreement, as amended from time to time, (iv) those services to be performed by the distributor pursuant to the Company's Distribution Agreement, as amended from time to time, (v) those services to be performed by the transfer agent pursuant to the Company's Transfer Agency Agreement, as amended from time to time, and (vi) those services provided under the Plans.

          b. Without limiting the generality of Section 5.a, BIMC shall provide the following services to the Funds (or to individual share classes as indicated below):

               (1) The oversight and coordination of the performance of each of the service providers to the Company, including without limitation, its investment advisers, sub-advisers (if any), other administrators and sub-administrators (if any), transfer agent, custodian, distributor, shareholder servicing agents, legal counsel and independent auditors;

               (2) Acting as liaison between the Company's Board of Trustees and its service providers;

               (3) Assisting in the preparation of materials for meetings of the Company's Board of Trustees and shareholders;

               (4) Providing general ongoing business management and support services in connection with the Company's operations;

               (5) After consultation with the distributor and counsel for the Company, determining the jurisdictions in which the Funds' shares shall be registered or qualified for sale;

               (6) Assisting in monitoring of regulatory and legislative developments which may affect the Funds; assisting in counseling the Funds with respect to regulatory examinations or investigations; and working with the Company's counsel in connection with regulatory matters or litigation;

               (7) Participating to the extent reasonably requested by the Company and its counsel in the periodic updating of the Company's Registration Statement;

               (8) Compiling data and accumulating information for and coordinating with the Company's Treasurer or Assistant Treasurer the preparation of reports to shareholders of record and the Commission (other than those reports required to be prepared and filed by PFPC hereunder);

               (9) Filing with the Commission and other federal and state agencies, subject to the approval of the Company's Treasurer or Assistant Treasurer, reports and documents other than those reports and documents required to be filed by PFPC hereunder and those reports and documents required to be filed by the Company's custodian or transfer agent;

               (10) Monitoring, and assisting in developing, compliance procedures for each of the Funds, which will include without limitation, procedures to monitor compliance with each Fund's investment objective, policies and limitations, tax matters, and applicable laws and regulations;

               (11) Monitoring the Fund's expenses;

               (12) With respect to all share classes of each Fund, providing information and distributing written communications concerning the particular class of shares to their shareholders of record; handling shareholder problems and calls;

               (13) With respect to certain share classes of each Fund, supervising the services of individuals ("shareholder representatives") whose principal responsibility and function shall be to preserve and strengthen the Company's relationships with the shareholders of such class;

               (14) With respect to certain share classes of each Fund, monitoring the Company's arrangements with respect to services provided by certain institutional shareholders ("Service Organizations") under the Plans, including monitoring and reviewing the services rendered by Service Organizations to their customers who beneficially own shares of such class, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"); reviewing the qualifications of Service Organizations wishing to enter into Servicing Agreements with the Company; assisting in the execution and delivery of Servicing Agreements; monitoring the operations of the Plans; monitoring the activities of the Company's transfer agent relating to the calculation of front-end sales charges (if applicable) and contingent deferred sales charges (if applicable) payable in connection with the purchase and redemption of shares, and the payment of all such sales charges to the Company's distributor or others (subject to the applicable limitations of the National Association of Securities Dealers, Inc. on asset-based sales charges); reporting to the Company's Board of Trustees with respect to the amounts paid or payable by the Company from time to time under the Plans and the nature of the services provided by Service Organizations; and maintaining appropriate records in connection with such duties;

                (15) With respect to certain share classes of each Fund, monitoring the Company's arrangements with respect to institutional investors and financial intermediaries ("Participating Institutions") purchasing shares on behalf of their customers and program participants, including monitoring and reviewing services rendered by Participating Institutions to their customers; providing and supporting customized purchase and redemption procedures; providing specialized performance reporting as required by Participating Institutions; and monitoring the percentage investment by Participating Institutions which are investment companies for purposes of compliance with 1940 Act limitations;

                (16) With respect to certain share classes of each Fund, maintaining the Company's relationships with third-party industry data services, such as NASDAQ and Lipper Analytical Services, Inc. and reporting to such services with respect to ticker symbols, performance information and other information regarding the Funds, as appropriate;

                (17) With respect to certain share classes of each Fund, monitoring the investor programs that are offered from time to time in connection with such class of shares;

                (18) With respect to all share classes of each Fund, providing oversight and related support services that are intended to ensure the delivery of quality service to the shareholders of such class;

                (19) Administering all activities concerning the installation, maintenance, monitoring and inventory control of software developed and maintained by BIMC and used by certain shareholders of the Company to facilitate shareholder access to the Company and related shareholder services (herein called the "Computer Access Program"). BIMC shall provide the Trustees of the Company with such reports, statistics and other information as they may from time to time reasonably request in order to evaluate the Computer Access

          Program administered by BIMC pursuant to this Section 5(b)(19) and BIMC's determination as to the costs that are reimbursable by each of the Funds;

               (20) With respect to all share classes of each Fund, providing such other similar services set forth in items 12 to 19 above as the Company may reasonably request; and

               (21) With respect to certain share classes of each Fund, providing personnel and supervising a facility in Wilmington, Delaware (or in such other location as the Company shall reasonably request) to receive purchase and redemption orders via the Company's toll-free in-WATS telephone lines and transmitting such requests to the Company's transfer agent as promptly as practicable.

          c. Without limiting the generality of Section 5.a, PFPC shall provide the following services to the Funds (or to individual share classes as indicated below):

             (1) Maintaining required financial accounts, records, journals, ledgers and schedules for each Fund (other than those maintained or required to be maintained by the Company's custodian or transfer agent), and installing and maintaining a system of internal accounting controls appropriate for entities of the size and complexity of each Fund;

             (2) Participating to the "extent reasonably requested by the Company and its counsel in the periodic updating of the Company's Registration Statement;

             (3) With assistance of Company counsel, preparing and filing the Company's Annual and Semi-Annual Reports on Form N-SAR;

             (4) Preparing and filing with the Commission the Funds' annual and semi-annual shareholder reports;

             (5) Preparing for execution and filing the Company's Form 24F-2;

             (6) Preparing for execution and filing the Company's federal and state tax returns;

             (7) Maintaining the registration or qualification of shares for sale under the securities laws of such states as PFPC shall be initially instructed by the Company and preparing compliance filings pursuant to the securities laws of such states. Payment of applicable fees shall be made by the Company or Fund involved;

             (8) Preparing and filing name change applications pursuant to the securities laws of various states, as instructed by the Company. Payment of applicable fees shall be made by the Company or Fund involved;

             (9) Providing reports, financial statements and other statistical data as reasonably requested from time to time by the Company;

             (10) Assisting in the preparation of materials for meetings of the Company's Board of Trustees and shareholders;

             (11) Monitoring each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986 (as amended);

             (12) Verifying investment buy/sell trade tickets when received from a Fund's investment adviser (the "Adviser") and transmitting trades to the Fund's custodian (the "Custodian") for settlement;

             (13) Reconciling cash and investment balances of a Fund with the Custodian, and providing the Adviser with the beginning cash balance available for investment purposes;

             (14) Calculating various contractual expenses (e.g., advisory fees);

             (15) Upon receipt of necessary information from the Company, assisting in the monitoring and budgeting of expense accruals;

             (16) Obtaining security market quotes from independent sources approved by the Adviser, or if such quotes are unavailable, then obtaining such prices from the Adviser, in connection with valuing a Fund's assets;

             (17) Computing each Fund's net asset value, net income and net capital gain (loss) in accordance with the Fund's Prospectus and the resolutions of the Company's Board of Trustees;

             (18) Providing periodic reports to the Company regarding "investment company taxable income" and "net capital gain" distributions in connection with certain tax-related distribution requirements applicable to the Company;

             (19) Together with the Company's Treasurer or Assistant Treasurer, acting as liaison with the Company's independent public accountants, and providing account analyses, fiscal year summaries and other audit related schedules. PFPC shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be reasonably required by the Company from time to time;

             (20) With respect to all share classes of each Fund, providing for the preparation, supervision and mailing of confirmations for all purchase and redemption orders to shareholders of record;

             (21) With respect to all share classes of each Fund, providing and supervising the operation of an automated data processing system to process purchase and redemption orders (PFPC assumes responsibility in accordance with the standard of care provided for herein for the accuracy of the data transmitted for processing or storage, provided such data is received by PFPC in good form and in a format acceptable to it);

             (22) With respect to all share classes of each Fund, maintaining a procedure external to the transfer agent's system to reconstruct lost purchase and redemption data;

             (23) With respect to certain share classes of each Fund, calculating the amount of fees payable with respect to the applicable Plan on a daily basis and upon instruction from the Company remitting such fees pursuant to such Plan; and

             (24) With respect to various share classes of each Fund, calculating and reporting to third party industry data services (e.g., NASDAQ, Lipper Analytical Services, Inc.) certain performance and other information.

          d. Without limiting any other provision of this Section 5, each of the Administrators separately agrees to provide the following services (and neither Administrator shall be responsible for the provision of such services by the other Administrator):

             (1) In compliance with the requirements of Rule 31a-3 under the 1940 Act, each Administrator agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. Copies of any such records maintained by an Administrator will be provided by such Administrator to the Company at the Company's expense. Each Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a- 1 under said Act that relate to the services it provides hereunder.

             (2)  With respect only to the services designated to it hereunder,
          (i) in the event of equipment failures beyond PFPC's control, PFPC shall, at no additional expense to the Company, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto and (ii) PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

             (3) In performing their respective services and duties hereunder, each of the Administrators will act in conformity with the Charter, Code, Prospectuses and resolutions and other instructions of the Company's Board of Trustees and will comply with the requirements of the 1940 Act and other applicable federal or state law, but neither Administrator shall be responsible for compliance by the Company or the other Administrator with any of the foregoing items.

          6. Expenses Assumed as Administrators. Each Administrator will bear
             ----------------------------------
all expenses incurred by it in performing the services and duties designated to it under this Agreement, except as otherwise expressly provided herein. Other expenses to be incurred in the operation of the Funds, including taxes, interest, brokerage fees and commissions, if any, salaries and fees of officers and trustees who are not officers, directors, shareholders or employees of the

Administrators, or the Company's investment adviser or the distributor for the Funds, Commission fees and state Blue Sky fees, advisory and administration fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of outside pricing services, costs of maintaining corporate existence, typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Funds, costs of shareholders' reports and corporate meetings and any extraordinary expenses, will be borne by the Company, provided,
                                                                       --------
however, that the Company will not bear, directly or indirectly, the cost of any
-------
activity which is primarily intended to result in the sale of shares of the Funds otherwise than pursuant to any applicable distribution plan adopted by the Company.

          7.  Compensation.
              ------------

          a. For the services provided pursuant to Section 5 above and the related expenses assumed with respect to those services, the Company, on behalf of each Fund, will pay to BIMC and PFPC an aggregate fee, computed daily and payable monthly, as agreed to between the Administrators and the Company from time to time, together with reasonable out-of-pocket expenses. The fee attributable to each Fund shall be the several (and not joint or joint and several) obligation of each such Fund.

          b. The Company will also reimburse BIMC monthly for their reasonable out-of-pocket expenses incurred in administering the Computer Access Program pursuant to the provisions of Section 5(b)(19) above, provided that BIMC will
                                                      --------
not be reimbursed for any costs: (i) which exceed the current budget for the Computer Access Program approved by the Company's Board of Trustees; (ii) which directly or indirectly finance any activity primarily intended to result in the sale of shares; or (iii) which BIMC has not reasonably determined are in the best interests of the Company and its shareholders.

          c. The administration fees set forth above shall be allocated between the Administrators as agreed to by BIMC and PFPC from time to time. For the purpose of determining fees payable to the Administrators under this Agreement, the value of net assets shall be computed as required by the Funds' Prospectuses, generally accepted accounting principles and resolutions of the Company's Board of Trustes.

          d. Each Administrator will from time to time employ or associate with itself such person or persons as it may believe to be fit to assist it in the performance of this Agreement. Such person or persons may be officers and employees who are employed by both the Company and the applicable Administrator. The compensation of such person or persons shall be paid by the Administrator utilizing the services of such person, and no obligation shall be incurred on behalf of the Company in such respect.

          8. Sub-Contracting. BIMC and PFPC are hereby separately authorized to
             ---------------
retain third parties and are hereby separately authorized to delegate some or all of their respective duties and obligations hereunder to such person or persons, provided that BIMC or PFPC, as the case may be, shall remain responsible for the performance of such duties and obligations to the extent provided for under this Agreement. The compensation of such person or persons shall be paid by BIMC or PFPC, as applicable, and no obligation shall be incurred on behalf of the Company in such respect.

          9.  Proprietary and Confidential Information. Each Administrator
              ----------------------------------------
agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and the Funds and the Company's prior, present or imminently potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company. Such approval shall not be unreasonably withheld. The Company agrees that such approval shall hereby be deemed to be given where an Administrator may be exposed to civil or criminal contempt proceedings or when an Administrator is required to divulge such information or records to duly constituted authorities (including quasi-regulatory authorities) or independent auditors or when so requested by the Company.

          10. Limitations of Liability. Each Administrator shall exercise care
              ------------------------
and diligence in rendering its services listed in Section 5 above. Neither Administrator shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of a particular Administrator, who may be or become an officer, employee or agent of the Company, shall be deemed, when rendering services to the Company or acting on any business of the Company (other than services or business in connection with such Administrator's duties hereunder) to be rendering such services to or acting solely for the Company and not as an officer, director, employee or agent or one under the control or direction of such Administrator even though paid by it.

          Neither Administrator will be responsible for losses beyond its control. Notwithstanding anything in this Agreement to the contrary, neither Administrator (nor its affiliates) shall be liable for any consequential, special or indirect losses or damages, regardless of whether the likelihood of such losses or damages was known by the Administrator.

          11. Duration and Termination.
              ------------------------

          This Agreement shall become effective as of the date first written above and, unless sooner terminated as provided herein, shall continue until March 31, 2000. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Company's Board of Trustees who are not parties to this Agreement or "interested persons" of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Trustees or by vote of a "majority of the outstanding voting securities" of the Company; provided, however, that this Agreement may be terminated by the Company at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees or a vote of a "majority of the outstanding voting securities" of the Company, on sixty (60) days' written notice to the Administrators, or by the Administrators at any time, without the payment of any penalty, on ninety (90) days' written notice to the Company. (As used in this Agreement, the terms "majority of the outstanding voting securities" and "interested person" shall have the same meaning as such terms have in the 1940 Act.)

          12. Amendment of this Agreement. No provision of this Agreement may be
              ---------------------------
changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

          13. Notices. Notices of any kind to be given to the Company hereunder
              -------
by the Administrators shall be in writing and shall be duly given if mailed or delivered to the Company at 400 Bellevue Parkway, Wilmington, Delaware 19809,
Attention: Rodney D. Johnson, President with a copy to Drinker Biddle & Reath LLP, One Logan Square, 18/th/ and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, Attention: W. Bruce McConnel, III, Secretary, or at such other address or to such other individual as shall be so specified by the Company to the Administrators. Notices of any kind to be given to the Administrators hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to: BlackRock Institutional Management Corporation, c/o Robert Connolly, Esq., BlackRock Advisors, Inc., 345 Park Avenue, New York, New York 10154 with a copy to Karen H. Sabath, 345 Park Avenue, New York, New York 10154; and PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention:
Vincent J. Ciavardini with a copy to 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Gary M. Gardner, Esq., or at such other address or to such other individual as shall be so specified by an Administrator to the Company.

          14. Miscellaneous.
              -------------

          a. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

          b. The names "Provident Institutional Funds" and "Trustees of Provident Institutional Funds" refer specifically to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated October 21, 1998 which is hereby referred to and a copy of which is on file at the principal office of the Company. The obligations of "Provident Institutional Funds" entered into in the name or on behalf thereof by any of the Trustees or officers of the Company are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or officers of the Company personally, but bind only the Company property, and all persons dealing with any Fund or class of shares of the Company must look solely to the Company property belonging to such Fund or class for the enforcement of any claims against the Company.

          15. Counterparts. This Agreement may be executed in counterparts, all
              ------------
of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                   PROVIDENT INSTITUTIONAL FUNDS


                                   By: /s/ Rodney D. Johnson
                                       ----------------------


                                   BLACKROCK INSTITUTIONAL
                                   MANAGEMENT CORPORATION


                                   By:
                                      ------------------------

                                   PFPC INC.


                                   By:
                                      ------------------------

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                   PROVIDENT INSTITUTIONAL FUNDS


                                   By:
                                       ------------------------

                                   BLACKROCK INSTITUTIONAL
                                   MANAGEMENT CORPORATION


                                   By: /s/ Karen H. Sabath
                                      -------------------------
                                       Karen H. Sabath

                                       Managing Director


                                   PFPC INC.


                                   By:
                                       -----------------------

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                   PROVIDENT INSTITUTIONAL FUNDS


                                   By:
                                       --------------------------

                                   BLACKROCK INSTITUTIONAL
                                   MANAGEMENT CORPORATION


                                   By:
                                       --------------------------

                                   PFPC INC.


                                   By:/s/ Stephen H. Wynn
                                      ---------------------------

                                  APPENDIX A
                                    to the
                           Administration Agreement
                    Between Provident Institutional Funds,
         BlackRock Institutional Management Corporation and PFPC Inc.


                            TempFund (all classes)
                            TempCash (all classes)
                             FedFund (all classes)
                             T-Fund (all classes)
                       Federal Trust Fund (all classes)
                       Treasury Trust Fund (all classes)
                            MuniFund (all classes)
                            MuniCash (all classes)
                      California Money Fund (all classes)
                       New York Money Fund (all classes)